(d)(4)

                                     FORM OF
                              SUBADVISORYAGREEMENT

            AGREEMENT made and executed as of February 23, 2007, among ATLAS ADVISERS, INC., a California corporation (the "Adviser"), ATLAS FUNDS, a Delaware statutory trust (the "Trust"), on behalf of each series of the Trust listed in Appendix A hereto, as amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds") and OPPENHEIMERFUNDS, INC., a Colorado corporation (the "Subadviser").

            WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company and is authorized to issue separate series, each of which offers a separate class of shares of capital stock and each of which has its own investment objectives, policies and limitations;

            WHEREAS, the Trust has retained the Adviser to render investment management and administrative services to the Funds;

            WHEREAS, the Adviser and the Trust desire to retain the Subadviser to furnish portfolio management services to the Funds in connection with the Adviser's investment management activities on behalf of the Funds, and the Subadviser is willing to furnish such services to the Adviser and the Trust; and

            NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser, the Subadviser and the Trust as follows:

            1. Appointment. The Adviser and the Trust hereby appoint the Subadviser to act as portfolio manager to each Fund listed in Appendix A (collectively, the "Funds") on the terms set forth in this Agreement, as may be amended in writing from time to time by the parties hereto. The Subadviser accepts such appointment and agrees to furnish the services described herein, for the compensation provided in the Fee Schedule attached hereto as Appendix B, as may be amended in writing from time to time by the parties hereto.

            2. Representations of the Trust. The Trust represents, warrants, and agrees that:

                  A. The Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the state of Delaware.

                  B. The Adviser and Subadviser have been duly appointed by the Board of Trustees of the Trust.

                  C. The Trust will deliver to the Subadviser a true and complete copy of its Registration Statement filed with the SEC, as effective from time to time, and such other documents or instruments governing the investment objectives of the Funds and such other information as is necessary for the Subadviser to carry out its obligations under this Agreement.

                  D. The Trust is currently in compliance and shall at all times use its best efforts to ensure continued compliance with the requirements imposed upon the Trust by the 1940 Act and applicable state laws.

            3. Representations of the Subadviser. The Subadviser represents, warrants, and agrees that:

                  A. The Subadviser is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado.

                  B. The Subadviser is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Subadviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Adviser.

                  C. The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, will provide the Trust with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Trust as are required by Rule 17j-1 under the 1940 Act.

            4. Representations of the Adviser. The Adviser represents, warrants, and agrees that:

                  A. The Adviser is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

                  B. The Adviser is registered as an "Investment Adviser" under the Advisers Act and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Adviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Subadviser.

                  C. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, has provided the Trust with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Trust as are required by Rule 17j-1 under the 1940 Act.

            5. Portfolio Management Duties.

                  A. Subject to the supervision of the Adviser and the Trust's Board of Trustees, the Subadviser will provide a continuous investment program for the portfolio of each Fund listed in Appendix A, including investment management, with respect to all investments, cash and cash equivalents in the portfolio. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by a Fund and will place orders for execution of such portfolio transactions in accordance with paragraph C below to effect the investment decisions made. The Subadviser will provide the services identified in this Agreement in accordance with each respective Fund's investment objectives, policies and restrictions as stated in the Trust's Registration Statement filed with the SEC, as effective from time to time, and as interpreted by the Adviser and communicated to the Subadviser, on behalf of the Trust, from time to time. The Adviser will be responsible for all other services to be provided to each Fund that is identified in Appendix A hereto.

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

                  B. Nothing in this Agreement shall in any way limit or restrict the Subadviser or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement.

                  C. Subject to any applicable regulatory restriction or prohibition, the Subadviser shall have authority and discretion to select brokers and dealers (hereinafter "broker-dealers") to execute portfolio transactions for the Funds and for the selection of the markets on or in which the transactions will be executed. In placing orders, the Subadviser may place portfolio transactions with brokers on a commission basis or with primary market makers on a net basis. It is understood that transactions with market makers reflect the spread between the bid and asked prices. The Subadviser may make purchases of underwritten issues which include an underwriting fee paid to the underwriter.

                        The primary objective of the Subadviser in placing orders for the purchase and sale of securities for a Fund shall be to obtain the "best execution" (prompt and reliable execution at the most favorable security price obtainable) taking into account such factors as price, commission, if any, size of order, difficulty of execution and skill required of the executing broker or dealer. The Subadviser shall have discretion, in the interests of each Fund, to allocate brokerage on each Fund's portfolio transactions to broker-dealers qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined Section 28(e)(3) of the Securities Exchange Act of 1934) for any of the Funds. The term "research" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Subject to such policies as the Adviser and the Trust's Board of Trustees may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund. In reaching such determination, the Subadviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker/dealer. The Subadviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Funds for effecting their portfolio transactions.

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

                  D. All transactions will be consummated by payment to or delivery by the Trust's Custodian, or such depositories or agents as may be designated by the Custodian, of all cash and/or securities due to or from a Fund, and the Subadviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Subadviser shall advise the Custodian and the Trust's daily of all investment orders placed by it with broker-dealers pursuant to procedures agreed upon by the Subadviser and the Trust. The Subadviser shall not be responsible for obtaining prices for any such investment order, but will use its best efforts to direct the Custodian to pricing sources and assist the Custodian in obtaining dealer quotes if so requested by the Custodian. The Trust or its authorized agents, the Adviser and Subadviser, shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon transmitting to the Custodian the investment orders placed by it with broker-dealers, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

                  E. The Custodian shall, on a daily basis pursuant to procedures and in a format agreed upon by the Subadviser and the Trust, provide portfolio reports to the Subadviser that shall include a listing of all portfolio investments of each Fund and its cash position.

            6. Expenses. During the term of this Agreement, the Subadviser will pay all expenses incurred by it or its staff in connection with rendering portfolio management services under this Agreement. This does not include expenses and costs of the Funds' operations payable by the Trust or the Adviser, including, but not limited to, those for: interest and taxes; brokerage commissions; custody, transfer agency, dividend disbursement, accounting, pricing, legal and auditing services; insurance premiums for fidelity and other coverage required for their operations; filing and registration of shares; shareholder reports; meetings of the Trust's shareholders or trustees (except those called solely to accommodate the Subadviser); printing and postage; office facilities, stationery and supplies; the clerical, executive and administrative costs incurred by the Adviser in overseeing or administering all of the above; other direct administrative and service costs; and such extraordinary non-recurring expenses as may arise, including litigation, affecting any of the Funds.

            7. Compensation. For the services provided, the Adviser will pay the Subadviser a fee, payable monthly based on the aggregate daily net assets of the Funds, as provided in the Fee Schedule attached to this Agreement as Appendix B. The "aggregate daily net assets" is defined as the aggregate of the values placed on the net assets of all Funds as of 4:00 p.m. (New York time), on each day on which the net asset value of the Funds' portfolios is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Trust lawfully determines the net asset value of a Fund's portfolio as of some other time on each business day, as of such time. The net asset value of each Fund's portfolio shall be determined pursuant to the applicable provisions of the Trust's current Registration Statement and the 1940 Act. If the determination of net asset value for a Fund is suspended in conformity with the 1940 Act for any particular business day, then the value of the net assets of such Fund's portfolio as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or such other time as the net asset value of the portfolio may lawfully be determined, on that day. If the Trust has suspended the determination of the net asset value of a Fund's portfolio pursuant to the Registration Statement and the 1940 Act for a period including such month, the Subadviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Trust determines the value of the net assets of a Fund's portfolio more than once on any day, the last such determination on that day shall be deemed to be the sole determination on that day for the purposes of this Section 7.

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

            8. Books and Records.

                  A. The Subadviser will make available to the Adviser and the Trust promptly upon request its records and ledgers with respect to and relating to each Fund's securities transactions to assist the Adviser and the Trust in compliance with the 1940 Act and the Advisers Act, and other applicable laws. The Subadviser will furnish the Trust's Board of Trustees such periodic and special reports on each Fund as the Adviser and the Trustees may reasonably request.

                  B. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act to the extent necessary or appropriate to comply with the period specified in the Rule.

            9. Indemnification.

                  A. Absent the Adviser's or the Trust's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Subadviser agrees to indemnify and hold harmless the Adviser, the Trust and their officers and employees against any and all costs and liabilities (including legal and other expenses) which the Adviser or the Trust may incur, arising out of the Subadviser's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, if such statement or omission was made in reliance upon information furnished in writing by the Subadviser for inclusion in such regulatory filings.

                  B. Absent the Subadviser's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Adviser and the Trust agree to indemnify and hold harmless the Subadviser and its officers and employees against any and all costs and liabilities (including legal and other expenses) which the Subadviser may incur, arising out of the Adviser's or the Trust's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, unless such statement or omission was made in reliance upon information furnished in writing by the Subadviser for inclusion in such regulatory filings.

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

            10. Services Not Exclusive. It is understood that the services of the Subadviser are not exclusive, and nothing in this Agreement shall prevent the Subadviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of a Fund) or from engaging in other activities. When the Subadviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadviser recommends the purchase or sale of the same security for one or more Funds, it is understood that such transactions will be executed on a basis that is fair and equitable to each Fund.

            11. Confidential Relationship. Any information and advice furnished by any party to this agreement to the other parties shall be treated as confidential and shall not be disclosed to third parties without the written consent of the other party. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Fund(s) and may include such total return and related items in the calculation of composite performance information without prior approval by the Adviser.

            12. Duration. The initial term of this Agreement, with respect to each Fund, shall begin on February 23, 2007, which term shall continue for two
(2) years from the Effective Date and continue on an annual basis thereafter if approved for each Fund each year by (a) the vote of a majority of the entire Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and by (b) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

            13. Termination. This Agreement may be terminated at any time without payment of any penalty by (a) the Adviser, upon sixty (60) days' written notice to the Subadviser and the Trust (which notice may be waived by the Subadviser and the Trust), (b) the Trust, on behalf of any one or more of the Funds, upon the vote of a majority of the Trust's Board of Trustees or a majority of the outstanding voting securities of such Fund, upon sixty (60) days' written notice to the Adviser and the Subadviser, or (c) the Subadviser, upon one hundred twenty (120) days' written notice to the Adviser and the Trust (which notice may be waived by the Adviser and the Trust). Termination of this Agreement with respect to a Fund shall not effect the continuing applicability of this Agreement with respect to other Funds. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act). Termination of this Agreement shall not affect the right of the Subadviser to receive payments of any unpaid balance of the compensation described in Section 7 earned prior to such termination.

            14. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective with respect to a Fund until approved by a vote of a majority of the outstanding voting securities of such Fund, if such approval is required by applicable law.

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

            15. Use of Name. It is understood that the name "OppenheimerFunds, Inc." or any derivative thereof or logo associated with that name is the valuable property of the Subadviser and its affiliates and that the Trust and each Fund have the right to use such name (or derivative or logo) in offering and sales materials so long as the Subadviser is portfolio manager to such Fund and provided the Subadviser shall have reviewed and approved in writing such use, which approval may not be unreasonably withheld. Upon termination of this Agreement, the Trust shall promptly cease to use such name.

            16. Miscellaneous.

                  A. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

                  B. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
                  C. If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and the provisions of this Agreement shall be deemed to be severable.

            D. Any notice under this Agreement shall be in writing addressed and delivered or mailed, postage prepaid, to the other party at the address below or at such other address as such other party may designate hereunder for the receipt of such notice:

      If to the Adviser or the Trust:      Atlas Advisers, Inc.
                                           794 Davis Street
                                           San Leandro, CA  94577

                                           Attention:  Eilleen M. Clavere
                                                Vice President and Legal Counsel

      If to the Subadviser:                OppenheimerFunds, Inc.
                                           2 World Financial Center
                                           225 Liberty Street - 11th Floor
                                           New York, New York  10281

                                           Attention:  Susan Mattisinko
                                                Vice President and Associate
                                                Counsel

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                    ATLAS ADVISERS, INC.



                                    By:
                                       ---------------------------------
                                          Matthew L. Sadler
                                          Senior Vice President



                                    ATLAS FUNDS



                                    By:
                                       ----------------------------------
                                          W. Lawrence Key
                                          President and Chief Operating Officer



                                    OPPENHEIMERFUNDS, INC.



                                    By:
                                       ----------------------------------
                                          Jeffrey P. Lagarce
                                          Senior Vice President

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

                                   APPENDIX A

                              SUBADVISORY AGREEMENT
                             OPPENHEIMERFUNDS, INC.
                            DATED: FEBRUARY 23, 2007



            The provisions of the Subadvisory Agreement among ATLAS ADVISERS, INC., ATLAS Funds (the "Trust") and OppenheimerFunds, Inc. apply to the following series of the Trust:

1.    Atlas Growth Opportunities Fund
2.    Atlas Global Growth Fund
3.    Atlas Strategic Income Fund
4.    Atlas U.S. Government and Mortgage Securities Fund
5.    Atlas American Enterprise Bond Fund

            IN WITNESS WHEREOF, the parties hereto have agreed that this Appendix A shall become part of the Subadvisory Agreement as of February 23, 2007.



ATLAS ADVISERS, INC.                      OPPENHEIMERFUNDS, INC.


By:                                       By:
   --------------------------------          -------------------------------
      Matthew L. Sadler                         Jeffrey P. Lagarce
      Senior Vice President                     Senior Vice President



ATLAS FUNDS


By:
   --------------------------------
      W. Lawrence Key
      President and Chief Operating
      Officer

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

                                   APPENDIX B

                              SUBADVISORY AGREEMENT
                             OPPENHEIMERFUNDS, INC.

                                  FEE SCHEDULE
                            DATED: FEBRUARY 23, 2007
                     For all Funds identified in Appendix A

                  ANNUAL FEE - ATLAS GROWTH OPPORTUNITIES FUND

            The subadvisory fee payable monthly to OppenheimerFunds, Inc. ("Oppenheimer," formerly Oppenheimer Management Corporation) for services rendered to the Atlas Growth Opportunities Fund is computed on the aggregate net assets of the Fund, as of the close of business each day, at the annual rate of 0.30% of the first $50 million of net assets and 0.25% of net assets in excess of $50 million.

            If the average annual net assets of the Fund is less than $8,333,333 (as calculated in 12 month intervals), then an additional subadvisory fee shall be paid equal to 0.30% multiplied by the amount by which $8,333,333 exceeds the Fund's average annual net assets for such 12 month period.

                      ANNUAL FEE - ATLAS GLOBAL GROWTH FUND

            The subadvisory fee payable monthly to Oppenheimer for services rendered to the Atlas Global Growth Fund is computed on the net assets of the Fund as of the close of business each day, at the annual rate of 0.35% of the first $50 million of net assets, 0.30% of net assets above $50 million up to $100 million and 0.25% of net assets in excess of $100 million.

            With respect to the Atlas Global Growth Fund, the subadvisory fee will be no less than $25,000 annually. The monthly billing amount will be calculated by applying the appropriate percentage to the average daily net assets for the month, without regard to any minimum. At the end of each twelve month billing period, if the prior twelve monthly payments do not equal or exceed $25,000, Oppenheimer will be paid the amount necessary to satisfy the minimum annual fee.

                    ANNUAL FEE - ATLAS STRATEGIC INCOME FUND

            The subadvisory fee payable monthly to Oppenheimer for services rendered to the Atlas Strategic Income Fund is computed on the net assets of the Fund as of the close of business each day, at the annual rate of 0.30% of the first $100 million of net assets and 0.25% of net assets in excess of $100 million.

            The subadvisory fee will be no less than $25,000 annually. The monthly billing amount will be calculated by applying the appropriate percentage to the average daily net assets for the month, without regard to any minimum. At the end of each twelve month billing period, if the prior twelve monthly payments do not equal or exceed $25,000, Oppenheimer will be paid the amount necessary to satisfy the minimum annual fee.

================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007

        ANNUAL FEE - ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

            The subadvisory fee payable monthly to Oppenheimer for services rendered to the Atlas U.S. Government and Mortgage Securities Fund is computed on the net assets of the Fund as of the close of business each day, at the annual rate of 0.30% of the first $50 million of net assets, 0.20% on the next $50 million of net assets, and 0.12% of net assets in excess of $100 million.

            The subadvisory fee will be no less than $25,000 annually. The monthly billing amount will be calculated by applying the appropriate percentage to the average daily net assets for the month, without regard to any minimum. At the end of each twelve month billing period, if the prior twelve monthly payments do not equal or exceed $25,000, Oppenheimer will be paid the amount necessary to satisfy the minimum annual fee.

                ANNUAL FEE - ATLAS AMERICAN ENTERPRISE BOND FUND

            The subadvisory fee payable monthly to Oppenheimer for services rendered to the Atlas American Enterprise Bond Fund is computed on the net assets of the Fund as of the close of business each day, at the annual rate of 0.18% of net assets.

            The subadvisory fee will be no less than $45,000 annually. The monthly billing amount will be calculated by applying the appropriate percentage to the average daily net assets for the month, without regard to any minimum. At the end of each twelve month billing period, if the prior twelve monthly payments do not equal or exceed $45,000, Oppenheimer will be paid the amount necessary to satisfy the minimum annual fee.

            IN WITNESS WHEREOF, the parties hereto have agreed that this Appendix B shall become part of the Subadvisory Agreement as of February 23, 2007.


ATLAS ADVISERS, INC.                      OPPENHEIMERFUNDS, INC.



By:                                       By:
   --------------------------------           -------------------------------
      Matthew L. Sadler                          Jeffrey P. Lagarce
      Senior Vice President                      Senior Vice President


ATLAS FUNDS


By:--------------------------------
      W. Lawrence Key
      President and Chief Operating
      Officer


================================================================================
                Subadvisory Agreement among Atlas Advisers, Inc.,
                     Atlas Funds and Oppenheimer Funds, Inc.
                             Dated February 23, 2007